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                                                                    Exhibit 21.1

                Subsidiaries of Southwest Securities Group, Inc.

                             Southwest Securities, Inc.

                             SWS Financial Services, Inc.

                             Mydiscountbroker.com, Inc.

                             SWS Technologies, Inc.

                             Noram Investment Services, Inc.

                             Westwood Management Corporation

                             Westwood Trust

                             SW Capital Corporation